Exhibit 10.11
PROMISSORY NOTE

USD $300,000.00
                                                                                                              Seattle, Washington
   December 2, 2014

FOR VALUE RECEIVED, Digi Outdoor Media, Inc., a Nevada Corporation ("Maker") promises to pay to the order of Rapture Holdings LLC, a Washington Limited Liability Company or its assigns (“Holder”), the principal sum of Three Hundred Thousand U.S. Dollars ($300,000.00), together with interest thereon, all as hereinafter provided and upon the following terms, agreements, and conditions:

1. Interest.  Interest shall accrue on the unpaid principal balance of this Note at the rate of twelve percent (12%) per annum.

2. Maturity Date.  All unpaid principal and accrued interest thereon shall be due and payable in full six (6) months from the date hereof (the “Maturity Date”); provided, however, that the Maturity Date shall be accelerated upon the earliest to occur of any of the following events (in which event the Maturity Date shall be the date of occurrence of such event):

(a) The sale of all or substantially all of the assets of Maker;

(b) The merger, consolidation or reorganization of the Maker, or any other similar transaction involving the Maker, that results in a change of fifty percent (50%) or more of the voting control of the Borrower (other than resulting from Holder’s exercise of an Option to acquire an interest in Maker); or

(c) The bankruptcy, insolvency, liquidation or receivership of Maker, whether voluntary or involuntary.

3.           Optional Extension.  Maker shall have the option to extend the term of this Note (concurrently with, and as a part of, the option to extend the December 1, 2014 Note with respect to the Bridge Loan Agreement) hereunder by ninety (90) days, Provided that Holder shall receive an additional One Hundred Thousand (100,000) common shares in Maker, as additional consideration for the extension of this Note and the December 1, 2014 Note.  The option to extend set forth herein and in the December 1, 2014 Note shall be a single option to extend, exercisable prior to the Maturity Date of the December 1, 2014 Note.  If exercised, such option shall extend all Notes executed pursuant to the Bridge Loan Agreement dated December 1, 2014, between Maker and Holder.

4.           Application of Payments.  All payments shall be payable in lawful money of the United States of America.  All payments on the Note will be applied first to any unpaid collection costs and late charges, then to accrued and unpaid interest, and any remaining amount to principal.  All payments shall be made to Holder at the following address:  c/o Fifth Avenue Law Group PLLC, 701 5th Avenue, Suite 2800, Seattle, WA 98104, or at such other place as Holder may specify in writing from time to time.  Whenever any payment to be made hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.  The term "business day" as used herein shall mean any day other than a Saturday, Sunday, or public holiday.

5.           Prepayment.  Maker may, at any time or times prior to the Maturity Date, prepay the unpaid principal balance hereof, together with any accrued interest thereon, in whole or in part, without premium or penalty.

6.           Transferability of Note.  This Note and any of the rights hereunder may be assigned, by operation of law or otherwise, by Holder without the consent of Maker.  Holder or anyone who takes the Note by transfer and who is entitled to receive payments under the Note will be called the "Note Holder."

7.           Default and Remedy.  If any of the following events, hereinafter called "events of default," should occur:

(a)           Any failure by Maker to pay in full any sums hereunder when due; or

(b)           Any failure by Maker to perform as required by any covenant or agreement herein, or any failure by Maker to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Maker and Holder, including without limitation, the Bridge Loan Agreement and/or Security Agreement; or

            (c)      Any breach of any representation or warranty made by Maker in the Bridge Loan Agreement, the Pledge and Security Agreement, and any other document executed in accordance with the Bridge Loan Agreement (collectively the “Loan Documents”); or

(d)           Maker shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its property and assets; (ii) make a general assignment for the benefit of its creditors; (iii) be dissolved or liquidated; (iv) become insolvent (as such term may be defined or interpreted under any applicable statute); (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take any action for the purpose of effecting any of the foregoing.

Then, in any of such events of default, the Holder of this Note shall send written notice to Maker of such default and allow Maker ten (10) days from the date of said written notice to cure said default.  Said written notice shall be personally delivered or sent by certified or registered mail, return receipt requested, to Maker at its address contained in the notice provision of the Bridge Loan Agreement executed simultaneously herewith.  In the event Maker fails to cure within said ten-day cure period, then Holder shall be entitled to the entire amount of the indebtedness due under this Note, which amount shall be immediately due and payable without further notice or demand.  In addition, so long as there is a default hereunder, this Note shall bear interest at the default rate of eighteen percent (18%) per annum.

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8.           Security, Pledge, and Guaranty.  This Note and Maker’s obligations hereunder, including Maker’s obligation to make full and timely payment of all principal and accrued interest on the Note, are secured by: (i) a Pledge and Security Agreement, executed by Donald E. MacCord, Jr., Shannon D. Doyle, and Dale Rasmussen (the “Digi Founders”) and Maker; and  (ii) a Guaranty executed Donald E. MacCord, Jr., Digi Holdings LLC, a Nevada Limited Liability Company, and Digi Outdoor LLC, a Nevada Limited Liability Company (hereinafter, collectively, the “Digi Guarantors”), accompanying that certain Bridge Loan Agreement dated December 1, 2014.

9.           Fees and Costs.  Maker promises to pay all costs, expenses, and attorneys' fees incurred by the Holder hereof in the event this Note is referred to an attorney for the collection of the debt, or in any litigation or controversy arising from or connected with the Bridge Loan Agreement, any of the Loan Documents, or this Note.  If a judgment is obtained thereon, such attorneys' fees, costs, and expenses shall be in such amount as the court shall deem reasonable.

10.           Liability.  Maker hereby waives demand, presentment for payment, protest, and notice of protest and of nonpayment.

11.           Applicable Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

12.           Amendment.  No provision of this Note may be modified, amended or waived without the written consent of Maker and the Holder hereof.

13.           Binding Effect.  The terms and provisions of this Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

14.           Business Purpose.  The loan evidenced by this Note is for business purposes.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be executed as of the day and year first above written.

MAKER:

Digi Outdoor Media, Inc.
a Nevada Corporation

/s/ Donald E. MacCord, Jr.
By:  Donald E. MacCord, Jr.
Its: President

This Note and the obligations of Maker
hereunder are guaranteed by the undersigned.
The undersigned hereby acknowledge that the
Guaranty Dated December 1, 2014, executed
by the undersigned, applies with respect to
the foregoing Promissory Note, as well as
the promissory note dated December 1, 2014.

GUARANTORS:

/s/ Donald E. MacCord, Jr.
Donald E. MacCord, Jr., Individually

Digi Holdings LLC
a Nevada Limited Liability Company

/s/ Donald E. MacCord, Jr.
By:  Donald E. MacCord, Jr.
Its:   Manager

Digi Outdoor LLC
a Nevada Limited Liability Company

/s/ Donald E. MacCord, Jr.
By:  Donald E. MacCord, Jr.
Its:   Manager

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